THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

THIRD QUARTER 2015

(Unaudited)

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

THIRD QUARTER 2015

(UNAUDITED)

Page
Consolidated Results:

Income Statement	1
Balance Sheet	2
Per Share Related Information	3
Capital Ratios	3
Average Balance Sheet	4-5
Details of Net Interest Margin	6
Total and Core Net Interest Income and Net Interest Margin	7
Loans, Loans Held for Sale and Commitments to Extend Credit	8
Allowances for Credit Losses	9
Purchase Accounting Accretion, Accretable Yield and Valuation of Purchased Impaired Loans	10
Nonperforming Assets and Troubled Debt Restructurings	11-12
Accruing Loans Past Due	13

Business Segment Results:

Descriptions	14
Period End Employees	14
Income and Revenue	15
Retail Banking	16-17
Corporate & Institutional Banking	18-19
Asset Management Group	20
Residential Mortgage Banking	21
Non-Strategic Assets Portfolio	22
Glossary of Terms	23-27

The information contained in this Financial Supplement is preliminary, unaudited and based on data available on October 14, 2015. We have reclassified certain prior period amounts to be consistent with the current period presentation, which we believe is more meaningful to readers of our consolidated financial statements. This information speaks only as of the particular date or dates included in the schedules. We do not undertake any obligation to, and disclaim any duty to, correct or update any of the information provided in this Financial Supplement. Our future financial performance is subject to risks and uncertainties as described in our United States Securities and Exchange Commission (SEC) filings.

BUSINESS

PNC is one of the largest diversified financial services companies in the United States and is headquartered in Pittsburgh, Pennsylvania. PNC has businesses engaged in retail banking, corporate and institutional banking, asset management and residential mortgage banking, providing many of its products and services nationally, as well as other products and services in PNC’s primary geographic markets located in Pennsylvania, Ohio, New Jersey, Michigan, Illinois, Maryland, Indiana, North Carolina, Florida, Kentucky, Washington, D.C., Delaware, Virginia, Alabama, Missouri, Georgia, Wisconsin and South Carolina. PNC also provides certain products and services internationally.

The PNC Financial Services Group, Inc.

Cross-Reference Index to Third Quarter 2015 Financial Supplement (Unaudited)

Financial Supplement Table Reference

Table	Description	Page
1	Consolidated Income Statement	1
2	Consolidated Balance Sheet	2
3	Per Share Related Information	3
4	Capital Ratios	3
5	Average Consolidated Balance Sheet	4-5
6	Supplemental Average Balance Sheet Information	5
7	Details of Net Interest Margin	6
8	Total and Core Net Interest Income	7
9	Details of Net Interest Margin	7
10	Details of Core Net Interest Margin	7
11	Details of Loans	8
12	Details of Loans Held for Sale	8
13	Commitments to Extend Credit	8
14	Change in Allowance for Loan and Lease Losses	9
15	Change in Allowance for Unfunded Loan Commitments and Letters of Credit	9
16	Accretion - Purchased Impaired Loans	10
17	Purchased Impaired Loans - Accretable Yield	10
18	Valuation of Purchased Impaired Loans	10
19	Nonperforming Assets By Type	11
20	Change in Nonperforming Assets	12
21	Largest Individual Nonperforming Assets at September 30, 2015	12
22	Summary of Troubled Debt Restructurings	12
23	Accruing Loans Past Due 30 To 59 Days	13
24	Accruing Loans Past Due 60 To 89 Days	13
25	Accruing Loans Past Due 90 Days or More	13
26	Period End Employees	14
27	Summary of Business Segment Income and Revenue	15
28	Retail Banking	16-17
29	Corporate & Institutional Banking	18-19
30	Asset Management Group	20
31	Residential Mortgage Banking	21
32	Non-Strategic Assets Portfolio	22

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 1

Table 1: Consolidated Income Statement (Unaudited)

	Three months ended					Nine months ended
In millions, except per share data	September 30 2015	June 30 2015	March 31 2015	December 31 2014	September 30 2014	September 30 2015	September 30 2014
Interest Income
Loans	$1,804	$1,791	$1,802	$1,835	$1,848	$5,397	$5,592
Investment securities	423	407	406	398	387	1,236	1,226
Other	114	107	111	104	93	332	276

Total interest income	2,341	2,305	2,319	2,337	2,328	6,965	7,094

Interest Expense
Deposits	107	98	92	86	81	297	239
Borrowed funds	172	155	155	154	143	482	427

Total interest expense	279	253	247	240	224	779	666

Net interest income	2,062	2,052	2,072	2,097	2,104	6,186	6,428

Noninterest Income
Asset management	376	416	376	376	411	1,168	1,137
Consumer services	341	334	311	321	320	986	933
Corporate services	384	369	344	397	374	1,097	1,018
Residential mortgage	125	164	164	135	140	453	483
Service charges on deposits	172	156	153	180	179	481	482
Net gains (losses) on sales of securities (a)	(9)	8	42	—	—	41	4
Other	324	367	269	441	313	960	943

Total noninterest income	1,713	1,814	1,659	1,850	1,737	5,186	5,000

Total revenue	3,775	3,866	3,731	3,947	3,841	11,372	11,428
Provision For Credit Losses	81	46	54	52	55	181	221
Noninterest Expense
Personnel	1,222	1,200	1,157	1,170	1,189	3,579	3,441
Occupancy	209	209	216	216	200	634	617
Equipment	227	231	222	234	220	680	625
Marketing	64	67	62	67	66	193	186
Other	630	659	692	852	682	1,981	2,080

Total noninterest expense	2,352	2,366	2,349	2,539	2,357	7,067	6,949

Income before income taxes and noncontrolling interests	1,342	1,454	1,328	1,356	1,429	4,124	4,258
Income taxes	269	410	324	299	391	1,003	1,108

Net income	1,073	1,044	1,004	1,057	1,038	3,121	3,150

Less: Net income (loss) attributable to noncontrolling interests	18	4	1	21	1	23	2
Preferred stock dividends and discount accretion and redemptions (b)	64	48	70	48	71	182	189

Net income attributable to common shareholders	$991	$992	$933	$988	$966	$2,916	$2,959

Earnings Per Common Share
Basic	$1.93	$1.92	$1.79	$1.88	$1.82	$5.64	$5.55
Diluted	$1.90	$1.88	$1.75	$1.84	$1.79	$5.52	$5.45

Average Common Shares Outstanding
Basic	512	517	521	524	529	516	531
Diluted	520	525	529	532	537	525	539

Efficiency	62%	61%	63%	64%	61%	62%	61%
Noninterest income to total revenue	45%	47%	44%	47%	45%	46%	44%
Effective tax rate (c)	20.0%	28.2%	24.4%	22.1%	27.4%	24.3%	26.0%

(a)	Net gains (losses) on sales of securities was less than $.5 million for both the three months ended December 31, 2014 and September 30, 2014, respectively.
(b)	Dividends are payable quarterly other than Series O and Series R preferred stock, which are payable semiannually in different quarters.
(c)	The effective income tax rates are generally lower than the statutory rate due to the relationship of pretax income to tax credits and earnings that are not subject to tax.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 2

Table 2: Consolidated Balance Sheet (Unaudited)

In millions, except par value	September 30 2015	June 30 2015	March 31 2015	December 31 2014	September 30 2014
Assets
Cash and due from banks (a)	$3,835	$4,412	$4,151	$4,360	$4,164
Federal funds sold and resale agreements (b)	1,534	1,971	1,893	1,852	1,761
Trading securities	1,901	2,334	2,151	2,353	2,650
Interest-earning deposits with banks (a) (c)	34,224	33,969	31,198	31,779	26,247
Loans held for sale (b)	2,060	2,357	2,423	2,262	2,143
Investment securities	68,066	61,362	60,768	55,823	55,039
Loans (a) (b)	204,983	205,153	204,722	204,817	200,872
Allowance for loan and lease losses (a)	(3,237)	(3,272)	(3,306)	(3,331)	(3,406)

Net loans	201,746	201,881	201,416	201,486	197,466
Goodwill	9,103	9,103	9,103	9,103	9,074
Mortgage servicing rights	1,467	1,558	1,333	1,351	1,510
Other intangible assets	407	435	463	493	484
Equity investments (a) (d)	10,497	10,531	10,523	10,728	10,763
Other (a) (b)	27,285	24,032	25,538	23,482	23,123

Total assets	$362,125	$353,945	$350,960	$345,072	$334,424

Liabilities
Deposits
Noninterest-bearing	$78,239	$77,369	$74,944	$73,479	$72,963
Interest-bearing	166,740	162,335	161,559	158,755	153,341

Total deposits	244,979	239,704	236,503	232,234	226,304
Borrowed funds
Federal funds purchased and repurchase agreements	2,077	2,190	2,202	3,510	3,499
Federal Home Loan Bank borrowings	21,664	22,193	21,224	20,005	16,471
Bank notes and senior debt	19,749	18,529	16,205	15,750	15,327
Subordinated debt	9,242	9,121	9,228	9,151	9,046
Commercial paper	1,125	2,956	4,399	4,995	4,809
Other (a) (b)	2,806	3,287	3,571	3,357	3,175

Total borrowed funds	56,663	58,276	56,829	56,768	52,327
Allowance for unfunded loan commitments and letters of credit	266	246	234	259	251
Accrued expenses (a)	5,185	5,031	5,039	5,187	5,090
Other (a)	8,754	4,776	5,917	4,550	4,457

Total liabilities	315,847	308,033	304,522	298,998	288,429

Equity
Preferred stock (e)
Common stock - $5 par value
Authorized 800 shares, issued 542, 542, 541, 541, and 540 shares	2,708	2,708	2,706	2,705	2,703
Capital surplus - preferred stock	3,450	3,449	3,948	3,946	3,945
Capital surplus - common stock and other	12,675	12,632	12,561	12,627	12,573
Retained earnings	28,337	27,609	26,882	26,200	25,464
Accumulated other comprehensive income (loss)	615	379	703	503	727
Common stock held in treasury at cost: 32, 26, 21, 18 and 12 shares	(2,837)	(2,262)	(1,775)	(1,430)	(931)

Total shareholders’ equity	44,948	44,515	45,025	44,551	44,481
Noncontrolling interests	1,330	1,397	1,413	1,523	1,514

Total equity	46,278	45,912	46,438	46,074	45,995

Total liabilities and equity	$362,125	$353,945	$350,960	$345,072	$334,424

(a)	Amounts include consolidated variable interest entities. Our second quarter 2015 Form 10-Q included, and our third quarter 2015 Form 10-Q will include, additional information regarding these items.
(b)	Amounts include assets and liabilities for which PNC has elected the fair value option. Our second quarter 2015 Form 10-Q included, and our third quarter 2015 Form 10-Q will include, additional information regarding these items.
(c)	Amounts include balances held with the Federal Reserve Bank of Cleveland of $33.8 billion, $33.6 billion, $30.8 billion, $31.4 billion, and $25.9 billion as of September 30, 2015, June 30, 2015, March 31, 2015, December 31, 2014, and September 30, 2014, respectively.
(d)	Amounts include our equity interest in BlackRock.
(e)	Par value less than $.5 million at each date.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 3

Table 3: Per Share Related Information (Unaudited)

	Three months ended					Nine months ended
In millions, except per share data	September 30 2015	June 30 2015	March 31 2015	December 31 2014	September 30 2014	September 30 2015	September 30 2014
Basic
Net income	$1,073	$1,044	$1,004	$1,057	$1,038	$3,121	$3,150
Less:
Net income (loss) attributable to noncontrolling interests	18	4	1	21	1	23	2
Preferred stock dividends and discount accretion and redemptions (a)	64	48	70	48	71	182	189

Net income attributable to common shareholders	991	992	933	988	966	2,916	2,959
Less:
Dividends and undistributed earnings allocated to nonvested restricted shares	—	—	2	2	3	2	9

Net income attributable to basic common shares	$991	$992	$931	$986	$963	$2,914	$2,950
Basic weighted-average common shares outstanding	512	517	521	524	529	516	531
Basic earnings per common share	$1.93	$1.92	$1.79	$1.88	$1.82	$5.64	$5.55

Diluted
Net income attributable to basic common shares	$991	$992	$931	$986	$963	$2,914	$2,950
Less: Impact of BlackRock earnings per share dilution	4	5	5	5	4	14	13

Net income attributable to diluted common shares	$987	$987	$926	$981	$959	$2,900	$2,937
Basic weighted-average common shares outstanding	512	517	521	524	529	516	531
Dilutive potential common shares	8	8	8	8	8	9	8

Diluted weighted-average common shares outstanding	520	525	529	532	537	525	539
Diluted earnings per common share	$1.90	$1.88	$1.75	$1.84	$1.79	$5.52	$5.45

(a)	Dividends are payable quarterly other than Series O and Series R preferred stock, which are payable semiannually in different quarters.

Table 4: Capital Ratios (Unaudited)

	September 30 2015	June 30 2015	March 31 2015	December 31 2014	September 30 2014
Transitional Basel III (a) (b)
Common equity Tier 1	10.6%	10.6%	10.5%	10.9%	11.1%
Tier 1 risk-based	12.0	12.0	12.0	12.6	12.8
Total capital risk-based	14.8	14.9	15.0	15.8	16.1
Leverage	10.2	10.3	10.5	10.8	11.1
Common shareholders’ equity to assets	11.5%	11.6%	11.7%	11.8%	12.1%

(a)	The ratios as of September 30, 2015 are estimated. See Capital Ratios discussion in the Banking Regulation and Supervision section of Item 1 Business and in the Consolidated Balance Sheet Review section in Item 7 of our 2014 Form 10-K. Our second quarter 2015 Form 10-Q included, and our third quarter 2015 Form 10-Q will include, additional discussion on these capital ratios.
(b)	Calculated using the regulatory capital methodology applicable to PNC during each period presented.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 4

Table 5: Average Consolidated Balance Sheet (Unaudited) (a)

	Three months ended					Nine months ended
In millions	September 30 2015	June 30 2015	March 31 2015	December 31 2014	September 30 2014	September 30 2015	September 30 2014
Assets
Interest-earning assets:
Investment securities
Securities available for sale
Residential mortgage-backed
Agency	$21,813	$20,550	$19,290	$17,745	$18,134	$20,560	$19,344
Non-agency	4,279	4,480	4,657	4,832	5,021	4,471	5,199
Commercial mortgage-backed	6,228	6,286	6,260	5,799	5,147	6,258	5,339
Asset-backed	5,287	5,228	5,140	5,089	5,207	5,219	5,399
U.S. Treasury and government agencies	6,558	5,204	5,142	5,140	5,142	5,640	4,734
State and municipal	1,995	1,973	1,969	1,935	1,913	1,979	2,220
Other debt	1,837	1,796	1,777	1,780	1,763	1,803	2,096
Corporate stocks and other	542	414	457	433	404	471	392

Total securities available for sale	48,539	45,931	44,692	42,753	42,731	46,401	44,723
Securities held to maturity
Residential mortgage-backed	8,352	8,196	7,035	5,832	5,778	7,865	5,903
Commercial mortgage-backed	1,927	2,005	2,097	2,257	2,409	2,009	2,584
Asset-backed	733	743	755	767	874	744	956
U.S. Treasury and government agencies	254	252	249	247	245	252	242
State and municipal	1,979	2,004	2,018	2,048	2,058	2,000	1,618
Other	289	311	320	324	325	307	331

Total securities held to maturity	13,534	13,511	12,474	11,475	11,689	13,177	11,634

Total investment securities	62,073	59,442	57,166	54,228	54,420	59,578	56,357
Loans
Commercial	97,926	98,364	97,866	95,646	92,547	98,053	91,321
Commercial real estate	25,228	24,812	23,924	23,176	22,961	24,659	22,468
Equipment lease financing	7,683	7,556	7,539	7,621	7,610	7,593	7,548
Consumer	59,584	60,240	61,476	62,213	62,351	60,426	62,636
Residential real estate	14,406	14,416	14,350	14,223	14,359	14,391	14,586

Total loans	204,827	205,388	205,155	202,879	199,828	205,122	198,559
Interest-earning deposits with banks	37,289	32,368	30,405	27,701	22,108	33,380	16,341
Loans held for sale	2,048	2,092	2,246	2,205	2,272	2,128	2,095
Federal funds sold and resale agreements	1,598	1,959	1,655	1,771	1,409	1,737	1,336
Other	5,033	5,470	5,046	5,121	4,914	5,183	5,045

Total interest-earning assets	312,868	306,719	301,673	293,905	284,951	307,128	279,733
Noninterest-earning assets:
Allowance for loan and lease losses	(3,265)	(3,309)	(3,317)	(3,383)	(3,445)	(3,297)	(3,515)
Cash and due from banks	3,890	3,954	4,067	4,176	3,934	3,969	3,867
Other	45,094	45,276	45,634	44,948	44,005	45,333	43,793

Total assets	$358,587	$352,640	$348,057	$339,646	$329,445	$353,133	$323,878

(a)	Calculated using average daily balances.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 5

Table 5: Average Consolidated Balance Sheet (Unaudited) (Continued) (a)

	Three months ended					Nine months ended
In millions	September 30 2015	June 30 2015	March 31 2015	December 31 2014	September 30 2014	September 30 2015	September 30 2014
Liabilities and Equity
Interest-bearing liabilities:
Interest-bearing deposits
Money market	$84,554	$81,857	$79,994	$77,696	$76,014	$82,151	$74,777
Demand	46,390	46,281	46,131	44,389	43,112	46,269	43,023
Savings	14,150	13,775	13,053	12,410	12,152	13,663	11,848
Retail certificates of deposit	18,392	18,334	18,541	18,700	19,317	18,422	19,951
Time deposits in foreign offices and other time	2,361	2,300	2,192	2,754	2,235	2,285	2,158

Total interest-bearing deposits	165,847	162,547	159,911	155,949	152,830	162,790	151,757
Borrowed funds
Federal funds purchased and repurchase agreements	2,298	2,718	3,116	3,339	3,319	2,708	3,634
Federal Home Loan Bank borrowings	21,882	22,001	20,774	16,786	15,328	21,556	14,215
Bank notes and senior debt	19,455	16,408	15,351	15,395	14,221	17,087	13,682
Subordinated debt	8,882	8,861	8,851	8,812	8,804	8,862	8,475
Commercial paper	1,867	3,640	4,986	4,735	4,863	3,486	4,903
Other	3,147	3,537	3,274	3,303	2,801	3,319	2,711

Total borrowed funds	57,531	57,165	56,352	52,370	49,336	57,018	47,620

Total interest-bearing liabilities	223,378	219,712	216,263	208,319	202,166	219,808	199,377
Noninterest-bearing liabilities and equity:
Noninterest-bearing deposits	77,553	75,299	73,178	73,468	70,993	75,359	68,976
Allowance for unfunded loan commitments and letters of credit	246	234	260	251	232	246	234
Accrued expenses and other liabilities	11,667	11,540	12,326	11,639	10,307	11,845	10,155
Equity	45,743	45,855	46,030	45,969	45,747	45,875	45,136

Total liabilities and equity	$358,587	$352,640	$348,057	$339,646	$329,445	$353,133	$323,878

(a) Calculated using average daily balances.

Table 6: Supplemental Average Balance Sheet Information (Unaudited)
Deposits and Common Shareholders’ Equity
Interest-bearing deposits	$165,847	$162,547	$159,911	$155,949	$152,830	$162,790	$151,757
Noninterest-bearing deposits	77,553	75,299	73,178	73,468	70,993	75,359	68,976

Total deposits	$243,400	$237,846	$233,089	$229,417	$223,823	$238,149	$220,733
Transaction deposits	$208,497	$203,437	$199,303	$195,553	$190,119	$203,779	$186,776
Common shareholders’ equity	$40,910	$40,818	$40,603	$40,522	$40,238	$40,778	$39,584

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 6

Table 7: Details of Net Interest Margin (Unaudited) (a)

	Three months ended					Nine months ended
	September 30	June 30	March 31	December 31	September 30	September 30	September 30
	2015	2015	2015	2014	2014	2015	2014
Average yields/rates
Yield on interest-earning assets
Investment securities
Securities available for sale
Residential mortgage-backed
Agency	2.47%	2.43%	2.67%	2.72%	2.64%	2.52%	2.63%
Non-agency	4.83	4.70	4.51	4.33	4.64	4.68	4.92
Commercial mortgage-backed	3.20	3.03	3.19	3.37	3.61	3.14	3.56
Asset-backed	2.15	2.12	2.08	2.15	2.01	2.12	1.92
U.S. Treasury and government agencies	1.36	1.12	1.27	1.21	1.01	1.26	1.16
State and municipal	4.83	4.76	4.45	4.58	3.98	4.68	4.40
Other debt	2.44	4.01	2.53	3.25	2.41	2.99	2.39
Corporate stocks and other	.26	.10	.10	.11	.10	.16	.10
Total securities available for sale	2.66	2.69	2.75	2.82	2.75	2.70	2.82
Securities held to maturity
Residential mortgage-backed	3.05	2.95	3.26	3.60	3.35	3.07	3.49
Commercial mortgage-backed	3.65	3.63	4.16	4.09	3.99	3.82	3.93
Asset-backed	1.57	1.53	1.52	1.50	1.75	1.54	1.60
U.S. Treasury and government agencies	3.82	3.81	3.77	3.82	3.81	3.80	3.80
State and municipal	5.50	5.49	5.52	5.50	5.50	5.50	5.50
Other	3.37	3.12	2.89	3.02	2.84	3.11	2.91
Total securities held to maturity	3.43	3.37	3.67	3.88	3.73	3.49	3.70
Total investment securities	2.83	2.85	2.95	3.05	2.96	2.87	3.00
Loans
Commercial	3.02	3.00	2.98	3.04	3.17	3.00	3.30
Commercial real estate	3.35	3.44	3.80	3.88	3.90	3.52	4.04
Equipment lease financing	3.42	3.45	3.47	3.97	3.48	3.45	3.58
Consumer	4.18	4.13	4.21	4.11	4.16	4.17	4.19
Residential real estate	4.76	4.91	4.88	4.90	5.03	4.85	5.00
Total loans	3.54	3.54	3.59	3.63	3.71	3.55	3.80
Interest-earning deposits with banks	.25	.25	.25	.29	.23	.25	.24
Loans held for sale	4.23	4.33	4.20	4.67	4.48	4.25	4.65
Federal funds sold and resale agreements	.33	.22	.22	.28	.38	.25	.39
Other	5.33	4.65	5.43	4.56	4.24	5.13	4.49
Total yield on interest-earning assets	3.02	3.06	3.15	3.21	3.30	3.08	3.43
Rate on interest-bearing liabilities
Interest-bearing deposits
Money market	.29	.27	.24	.20	.18	.27	.18
Demand	.06	.05	.06	.06	.05	.05	.05
Savings	.18	.17	.15	.14	.12	.17	.10
Retail certificates of deposit	.68	.68	.71	.72	.73	.69	.74
Time deposits in foreign offices and other time	.17	.16	.19	.20	.18	.18	.18
Total interest-bearing deposits	.26	.24	.23	.22	.21	.24	.21
Borrowed funds
Federal funds purchased and repurchase agreements	.14	.14	.12	.11	.08	.13	.09
Federal Home Loan Bank borrowings	.49	.46	.45	.46	.48	.47	.49
Bank notes and senior debt	1.27	1.19	1.36	1.35	1.33	1.27	1.44
Subordinated debt	2.81	2.61	2.64	2.64	2.40	2.69	2.53
Commercial paper	.38	.35	.34	.31	.30	.35	.29
Other	2.03	1.95	1.99	2.25	2.62	1.99	2.48
Total borrowed funds	1.18	1.07	1.10	1.17	1.14	1.12	1.19
Total rate on interest-bearing liabilities	.49	.46	.46	.45	.44	.47	.44

Interest rate spread	2.53	2.60	2.69	2.76	2.86	2.61	2.99
Impact of noninterest-bearing sources (b)	.14	.13	.13	.13	.12	.13	.13

Net interest margin	2.67%	2.73%	2.82%	2.89%	2.98%	2.74%	3.12%

(a)	Calculated as annualized taxable-equivalent net interest income divided by average earning assets. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all earning assets in calculating net interest margins, in this table we use net interest income on a taxable-equivalent basis by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. This adjustment is not permitted under generally accepted accounting principles (GAAP) in the Consolidated Income Statement. The taxable-equivalent adjustments to net interest income for the three months ended September 30, 2015, June 30, 2015, March 31, 2015, December 31, 2014 and September 30, 2014, were $50 million, $49 million, $49 million, $49 million and $47 million, respectively. The taxable-equivalent adjustments to net interest income for the nine months ended September 30, 2015 and September 30, 2014 were $148 million and $140 million, respectively.
(b)	Represents the positive effects of investing noninterest-bearing sources in interest-earning assets.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 7

Total and Core Net Interest Income and Net Interest Margin (Unaudited)

Table 8: Total and Core Net Interest Income

	Three months ended					Nine months ended
In millions	September 30 2015	June 30 2015	March 31 2015	December 31 2014	September 30 2014	September 30 2015	September 30 2014
Core net interest income (a)	$1,972	$1,941	$1,944	$1,971	$1,957	$5,857	$5,971
Total purchase accounting accretion (b)	90	111	128	126	147	329	457

Total net interest income	$2,062	$2,052	$2,072	$2,097	$2,104	$6,186	$6,428

(a)	We believe that core net interest income, a non-GAAP financial measure, is useful in evaluating the performance of our interest-based activities.
(b)	Total purchase accounting accretion includes purchase accounting accretion on purchased impaired loans. Refer to Table 16: Accretion - Purchased Impaired Loans for details for certain of these periods.

Table 9: Details of Net Interest Margin (c)

	Three months ended					Nine months ended
In millions	September 30 2015	June 30 2015	March 31 2015	December 31 2014	September 30 2014	September 30 2015	September 30 2014
Average yields/rates
Yield on interest-earning assets
Total investment securities	2.83%	2.85%	2.95%	3.05%	2.96%	2.87%	3.00%
Total loans	3.54	3.54	3.59	3.63	3.71	3.55	3.80
Other	.99	1.03	1.14	1.15	1.19	1.05	1.48
Total yield on interest-earning assets	3.02	3.06	3.15	3.21	3.30	3.08	3.43

Rate on interest-bearing liabilities
Total interest-bearing deposits	.26	.24	.23	.22	.21	.24	.21
Total borrowed funds	1.18	1.07	1.10	1.17	1.14	1.12	1.19
Total rate on interest-bearing liabilities	.49	.46	.46	.45	.44	.47	.44

Interest rate spread	2.53	2.60	2.69	2.76	2.86	2.61	2.99
Impact of noninterest-bearing sources	.14	.13	.13	.13	.12	.13	.13

Net interest margin	2.67%	2.73%	2.82%	2.89%	2.98%	2.74%	3.12%

(c)	See note (a) on page 6.

Table 10: Details of Core Net Interest Margin (d)

	Three months ended					Nine months ended
In millions	September 30 2015	June 30 2015	March 31 2015	December 31 2014	September 30 2014	September 30 2015	September 30 2014
Average yields/rates
Yield on interest-earning assets
Total investment securities	2.77%	2.78%	2.89%	2.98%	2.89%	2.81%	2.94%
Total loans	3.36	3.32	3.33	3.38	3.42	3.33	3.49
Other	.99	1.03	1.13	1.14	1.19	1.05	1.48
Total yield on interest-earning assets	2.89	2.90	2.96	3.02	3.08	2.92	3.20

Rate on interest-bearing liabilities
Total interest-bearing deposits	.26	.25	.24	.23	.23	.25	.23
Total borrowed funds	1.06	.96	.99	1.03	1.00	1.01	1.05
Total rate on interest-bearing liabilities	.46	.44	.44	.43	.42	.45	.42

Interest rate spread	2.43	2.46	2.52	2.59	2.66	2.47	2.78
Impact of noninterest-bearing sources	.14	.13	.13	.13	.12	.13	.13

Core net interest margin	2.57	2.59	2.65	2.72	2.78	2.60	2.91
Purchase accounting accretion impact on net interest margin	.10	.14	.17	.17	.20	.14	.21

Net interest margin	2.67%	2.73%	2.82%	2.89%	2.98%	2.74%	3.12%

(d)	We believe that core net interest margin, a non-GAAP financial measure, is useful as a tool to help evaluate the impact of purchase accounting accretion on net interest margin. To calculate core net interest margin, each calculated margin in the table has been adjusted by annualized purchase accounting accretion divided by average interest-earning assets.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 8

Table 11: Details of Loans (Unaudited)

In millions	September 30 2015	June 30 2015	March 31 2015	December 31 2014	September 30 2014
Commercial
Retail/wholesale trade	$16,986	$17,162	$17,126	$16,972	$16,162
Manufacturing	19,649	19,775	20,057	18,744	18,649
Service providers	13,550	14,054	13,916	14,103	13,603
Real estate related (a)	11,492	10,931	10,744	10,812	10,722
Financial services	5,511	5,966	6,306	6,178	5,218
Health care	9,397	9,396	9,192	9,017	9,095
Other industries	20,842	20,849	20,309	21,594	20,051

Total commercial	97,427	98,133	97,650	97,420	93,500

Commercial real estate
Real estate projects (b)	15,333	15,142	15,057	14,577	14,564
Commercial mortgage	10,760	9,664	9,498	8,685	8,378

Total commercial real estate	26,093	24,806	24,555	23,262	22,942

Equipment lease financing	7,644	7,783	7,470	7,686	7,621

Total commercial lending	131,164	130,722	129,675	128,368	124,063

Consumer
Home equity
Lines of credit	19,309	19,589	19,918	20,361	20,667
Installment	13,697	13,946	14,147	14,316	14,388
Credit card	4,600	4,520	4,434	4,612	4,449
Other consumer
Education	6,070	6,212	6,448	6,626	6,978
Automobile	11,039	11,057	11,120	11,616	11,548
Other	4,612	4,575	4,491	4,511	4,428

Total consumer	59,327	59,899	60,558	62,042	62,458

Residential real estate
Residential mortgage	14,038	14,041	13,982	13,885	13,805
Residential construction	454	491	507	522	546

Total residential real estate	14,492	14,532	14,489	14,407	14,351

Total consumer lending	73,819	74,431	75,047	76,449	76,809

Total loans (c)	$204,983	$205,153	$204,722	$204,817	$200,872

(a) Includes loans to customers in the real estate and construction industries. (b) Includes both construction loans and intermediate financing for projects.
(c) Includes purchased impaired loans:	$4,167	$4,465	$4,675	$4,858	$5,167
Table 12: Details of Loans Held for Sale (Unaudited)
In millions	September 30 2015	June 30 2015	March 31 2015	December 31 2014	September 30 2014
Commercial mortgage	$860	$784	$1,037	$922	$891
Residential mortgage	1,128	1,369	1,249	1,279	1,211
Other	72	204	137	61	41

Total	$2,060	$2,357	$2,423	$2,262	$2,143

Table 13: Commitments to Extend Credit (Unaudited)
In millions	September 30 2015	June 30 2015	March 31 2015	December 31 2014	September 30 2014
Commitments to extend credit (a)	$141,370	$138,242	$137,960	$138,592	$136,795

(a)	Commitments to extend credit, or net unfunded loan commitments, represent arrangements to lend funds or provide liquidity subject to specified contractual conditions.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 9

Allowances for Loan and Lease Losses and Unfunded Loan Commitments and Letters of Credit (Unaudited)

Table 14: Change in Allowance for Loan and Lease Losses

Three months ended - in millions	September 30 2015	June 30 2015	March 31 2015	December 31 2014	September 30 2014
Beginning balance	$3,272	$3,306	$3,331	$3,406	$3,453
Gross charge-offs:
Commercial	(63)	(48)	(34)	(45)	(60)
Commercial real estate	(4)	(13)	(12)	(24)	(14)
Equipment lease financing	(1)	(1)		(5)	(3)
Home equity	(37)	(50)	(52)	(62)	(50)
Residential real estate	(11)	(6)		(14)	(11)
Credit card	(37)	(41)	(43)	(38)	(40)
Other consumer	(44)	(44)	(48)	(47)	(44)

Total gross charge-offs	(197)	(203)	(189)	(235)	(222)
Recoveries:
Commercial	42	65	32	51	62
Commercial real estate	11	23	12	20	15
Equipment lease financing	1	1	1	4	4
Home equity	25	24	20	20	19
Residential real estate	4	4	2	3	21
Credit card	5	6	5	5	5
Other consumer	13	13	14	14	14

Total recoveries	101	136	86	117	140
Net (charge-offs) recoveries:
Commercial	(21)	17	(2)	6	2
Commercial real estate	7	10	—	(4)	1
Equipment lease financing	—	—	1	(1)	1
Home equity	(12)	(26)	(32)	(42)	(31)
Residential real estate	(7)	(2)	2	(11)	10
Credit card	(32)	(35)	(38)	(33)	(35)
Other consumer	(31)	(31)	(34)	(33)	(30)

Total net charge-offs	(96)	(67)	(103)	(118)	(82)
Provision for credit losses	81	46	54	52	55
Other		(1)	(1)	(1)	(1)
Net change in allowance for unfunded loan commitments and letters of credit	(20)	(12)	25	(8)	(19)

Ending balance	$3,237	$3,272	$3,306	$3,331	$3,406

Supplemental Information
Net charge-offs to average loans (for the three months ended) (annualized)	.19%	.13%	.20%	.23%	.16%
Allowance for loan and lease losses to total loans (a)	1.58	1.59	1.61	1.63	1.70
Commercial lending net charge-offs	$(14)	$27	$(1)	$1	$4
Consumer lending net charge-offs	(82)	(94)	(102)	(119)	(86)

Total net charge-offs	$(96)	$(67)	$(103)	$(118)	$(82)
Net charge-offs to average loans
Commercial lending	.04%	(.08)%	.00%	.00%	(.01)%
Consumer lending	.44	.51	.55	.62	.44

(a)	This ratio will be impacted by the expected change in derecognition policies for purchased impaired loans that are pooled and accounted for as a single asset. It is estimated that the implementation of this policy change in the fourth quarter of 2015 will reduce the purchased impaired loan recorded investment balance included in total loans and associated allowance for loan and lease losses balance each by approximately $475 million. Our second quarter 2015 Form 10-Q included, and our third quarter 2015 Form 10-Q will include, additional discussion on this policy change.

Table 15: Change in Allowance for Unfunded Loan Commitments and Letters of Credit

Three months ended - in millions	September 30 2015	June 30 2015	March 31 2015	December 31 2014	September 30 2014
Beginning balance	$246	$234	$259	$251	$232
Net change in allowance for unfunded loan commitments and letters of credit	20	12	(25)	8	19

Ending balance	$266	$246	$234	$259	$251

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 10

Purchase Accounting Accretion, Accretable Yield and Valuation of Purchased Impaired Loans (Unaudited)

Table 16: Accretion - Purchased Impaired Loans

	Three months ended			Nine months ended
In millions	September 30 2015	June 30 2015	September 30 2014	September 30 2015	September 30 2014
Impaired loans
Scheduled accretion	$88	$92	$109	$279	$354
Reversal of contractual interest on impaired loans	(57)	(52)	(57)	(164)	(195)

Scheduled accretion net of contractual interest	31	40	52	115	159
Excess cash recoveries (a)	19	28	31	80	95

Total impaired loans	$50	$68	$83	$195	$254

(a)	Relates to excess cash recoveries for purchased impaired commercial loans.

Table 17: Purchased Impaired Loans - Accretable Yield

In millions
July 1, 2015	$1,443	January 1, 2015	$1,558
Accretion (including excess cash recoveries)	(107)	Accretion (including excess cash recoveries)	(359)
Disposals	(57)	Disposals	(66)
Net reclassifications to (from) accretable from (to) non-accretable and other activity (a)	72	Net reclassifications to (from) accretable from (to) non-accretable and other activity (a)	218

September 30, 2015 (b)	$1,351	September 30, 2015 (b)	$1,351

(a)	Approximately 60% and 66% of the net reclassification for the third quarter and first nine months of 2015, respectively, were driven by the consumer portfolio and were due to improvements of cash expected to be collected on loans in future periods. The remaining net reclassifications were predominantly due to future cash flow changes in the commercial portfolio.
(b)	As of September 30, 2015, we estimate that the reversal of contractual interest on purchased impaired loans will total approximately $0.7 billion in future periods. This will offset the total net accretable interest in future interest income of $1.4 billion on purchased impaired loans.

Table 18: Valuation of Purchased Impaired Loans

	September 30, 2015		June 30, 2015		December 31, 2014
Dollars in millions	Balance	Net Investment	Balance	Net Investment	Balance	Net Investment
Commercial and commercial real estate loans:
Outstanding balance (a)	$296		$346		$466
Recorded investment	204		235		310
Allowance for loan losses	(67)		(67)		(79)

Net investment/Carrying value	137	46%	168	49%	231	50%

Consumer and residential mortgage loans:
Outstanding balance (a)	3,854		4,136		4,541
Recorded investment	3,963		4,230		4,548
Allowance for loan losses	(751)		(788)		(793)

Net investment/Carrying value	3,212	83%	3,442	83%	3,755	83%

Total purchased impaired loans:

Outstanding balance (a)	4,150		4,482		5,007
Recorded investment	4,167		4,465		4,858
Allowance for loan losses	(818)		(855)		(872)

Net investment/Carrying value	$3,349	81%	$3,610	81%	$3,986	80%

(a)	Outstanding balance represents the balance on the loan servicing system for active loans. It is possible for the outstanding balance to be lower than the recorded investment for certain loans due to the use of pool accounting. Our 2014 Form 10-K and second quarter 2015 Form 10-Q included, and our third quarter 2015 Form 10-Q will include, additional information on purchased impaired loans.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 11

Details of Nonperforming Assets (Unaudited)

Table 19: Nonperforming Assets by Type

In millions	September 30 2015	June 30 2015	March 31 2015	December 31 2014	September 30 2014
Nonperforming loans, including TDRs (a)
Commercial lending
Commercial
Retail/wholesale trade	$41	$43	$46	$48	$62
Manufacturing	73	55	59	59	44
Service providers	57	50	63	67	82
Real estate related (b)	45	46	66	66	76
Financial services	3	2	1	4	5
Health care	26	28	28	28	23
Other industries	56	34	17	18	28

Total commercial	301	258	280	290	320

Commercial real estate
Real estate projects	184	211	257	290	346
Commercial mortgage	28	31	36	44	49

Total commercial real estate	212	242	293	334	395

Equipment lease financing	7	3	2	2	3

Total commercial lending	520	503	575	626	718

Consumer lending (c)
Home equity	1,029	1,057	1,101	1,112	1,090
Residential real estate
Residential mortgage	565	623	653	694	725
Residential construction	6	10	12	12	18
Credit card	3	3	3	3	3
Other consumer	54	56	61	63	58

Total consumer lending	1,657	1,749	1,830	1,884	1,894

Total nonperforming loans (d)	2,177	2,252	2,405	2,510	2,612

OREO and foreclosed assets
Other real estate owned (OREO)	293	302	331	351	353
Foreclosed and other assets	20	24	18	19	10

Total OREO and foreclosed assets (e)	313	326	349	370	363

Total nonperforming assets	$2,490	$2,578	$2,754	$2,880	$2,975

Nonperforming loans to total loans	1.06%	1.10%	1.17%	1.23%	1.30%
Nonperforming assets to total loans, OREO and foreclosed assets	1.21	1.25	1.34	1.40	1.48
Nonperforming assets to total assets	.69	.73	.78	.83	.89
Allowance for loan and lease losses to nonperforming loans (f) (g)	149	145	137	133	130

(a)	See analysis of troubled debt restructurings (TDRs) on page 12.
(b)	Includes loans related to customers in the real estate and construction industries.
(c)	Excludes most consumer loans and lines of credit, not secured by residential real estate, which are charged off after 120 to 180 days past due and are not placed on nonperforming status.
(d)	Nonperforming loans exclude certain government insured or guaranteed loans, loans held for sale, loans accounted for under the fair value option and purchased impaired loans.
(e)	The recorded investment of loans collateralized by residential real estate property that are in process of foreclosure was $.6 billion, $.6 billion, $.7 billion, $.8 billion and $.7 billion at September 30, 2015, June 30, 2015, March 31, 2015, December 31, 2014, and September 30, 2014, which included $.3 billion, $.4 billion, $.5 billion, $.5 billion and $.5 billion, respectively, of loans that are government insured/guaranteed.
(f)	The allowance for loan and lease losses includes impairment reserves attributable to purchased impaired loans.
(g)	In this ratio, the allowance for loan and lease losses will be impacted by the expected fourth quarter of 2015 change in derecognition policies for purchased impaired loans that are pooled and accounted for as a single asset. See footnote (a) of Table 14: Change in Allowance for Loan and Lease Losses on page 9 for additional information on this policy change.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 12

Details of Nonperforming Assets and Troubled Debt Restructurings (Unaudited)

Table 20: Change in Nonperforming Assets

In millions	July 1, 2015 - September 30, 2015	April 1, 2015 - June 30, 2015	January 1, 2015 - March 31, 2015	October 1, 2014 - December 31, 2014	July 1, 2014 - September 30, 2014
Beginning balance	$2,578	$2,754	$2,880	$2,975	$3,168
New nonperforming assets	381	372	336	470	380
Charge-offs and valuation adjustments	(114)	(129)	(124)	(158)	(127)
Principal activity, including paydowns and payoffs	(167)	(207)	(170)	(183)	(195)
Asset sales and transfers to loans held for sale	(106)	(97)	(93)	(130)	(143)
Returned to performing status	(82)	(115)	(75)	(94)	(108)

Ending balance	$2,490	$2,578	$2,754	$2,880	$2,975

Table 21: Largest Individual Nonperforming Assets at September 30, 2015 (a)

In millions
Ranking	Outstandings	Industry
1	$34	Real Estate, Rental and Leasing
2	26	Mining, Quarrying, Oil and Gas Extraction
3	17	Construction
4	13	Manufacturing
5	11	Manufacturing
6	10	Manufacturing
7	10	Wholesale Trade
8	9	Construction
9	8	Educational Services
10	8	Manufacturing

Total	$146

As a percent of total nonperforming assets 6%

(a)	Amounts shown are not net of related allowance for loan and lease losses, if applicable.

Table 22: Summary of Troubled Debt Restructurings

In millions	September 30 2015	June 30 2015	March 31 2015	December 31 2014	September 30 2014
Total consumer lending	$1,948	$2,002	$2,020	$2,041	$2,064
Total commercial lending	420	414	510	542	552

Total TDRs	$2,368	$2,416	$2,530	$2,583	$2,616

Nonperforming	$1,171	$1,208	$1,317	$1,370	$1,303
Accruing (a)	1,085	1,091	1,089	1,083	1,174
Credit card	112	117	124	130	139

Total TDRs	$2,368	$2,416	$2,530	$2,583	$2,616

Loans whose terms have been restructured in a manner that grants a concession to a borrower experiencing financial difficulties are considered troubled debt restructurings (TDRs). TDRs typically result from our loss mitigation activities and include rate reductions, principal forgiveness, postponement/reduction of scheduled amortization, and extensions, which are intended to minimize economic loss and to avoid foreclosure or repossession of collateral. Certain consumer government insured or guaranteed loans which were evaluated for TDR consideration, loans held for sale, loans accounted for under the fair value option, and pooled purchased impaired loans are not classified as TDRs.

(a)	Accruing loans have demonstrated a period of at least six months of current performance under the restructured terms and are excluded from nonperforming loans. Loans where borrowers have been discharged from bankruptcy and have not formally reaffirmed their loan obligation and loans to borrowers not currently obligated to make principal and interest payments under the restructured terms are not returned to accrual status.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 13

Accruing Loans Past Due (Unaudited)

Table 23: Accruing Loans Past Due 30 to 59 Days (a)

	Amount					Percent of Total Outstandings
Dollars in millions	Sept. 30 2015	Jun. 30 2015	Mar. 31 2015	Dec. 31 2014	Sept. 30 2014	Sept. 30 2015	Jun. 30 2015	Mar. 31 2015	Dec. 31 2014	Sept. 30 2014
Commercial	$56	$83	$73	$73	$46	.06%	.08%	.07%	.07%	.05%
Commercial real estate	32	5	24	23	47	.12	.02	.10	.10	.20
Equipment lease financing	2	2	16	11	4	.03	.03	.21	.14	.05
Home equity	69	65	61	70	67	.21	.19	.18	.20	.19
Residential real estate
Non government insured	84	78	72	95	87	.58	.54	.50	.66	.61
Government insured	62	64	70	68	76	.43	.44	.48	.47	.53
Credit card	26	23	25	28	27	.57	.51	.56	.61	.61
Other consumer
Non government insured	58	51	52	62	56	.27	.23	.24	.27	.24
Government insured	119	121	126	152	164	.55	.55	.57	.67	.71

Total	$508	$492	$519	$582	$574	.25	.24	.25	.28	.29

Table 24: Accruing Loans Past Due 60 to 89 Days (a)

	Amount					Percent of Total Outstandings
Dollars in millions	Sept. 30 2015	Jun. 30 2015	Mar. 31 2015	Dec. 31 2014	Sept. 30 2014	Sept. 30 2015	Jun. 30 2015	Mar. 31 2015	Dec. 31 2014	Sept. 30 2014
Commercial	$39	$32	$20	$24	$19	.04%	.03%	.02%	.02%	.02%
Commercial real estate	17	5	23	2	6	.07	.02	.09	.01	.03
Equipment lease financing				1	1				.01	.01
Home equity	31	25	30	32	25	.09	.07	.09	.09	.07
Residential real estate
Non government insured	18	20	18	25	24	.12	.14	.12	.17	.17
Government insured	40	38	35	43	41	.28	.26	.24	.30	.29
Credit card	18	17	17	20	18	.39	.38	.38	.43	.41
Other consumer
Non government insured	22	17	18	19	20	.10	.08	.08	.08	.09
Government insured	80	81	82	93	100	.37	.37	.37	.41	.44

Total	$265	$235	$243	$259	$254	.13	.11	.12	.13	.13

Table 25: Accruing Loans Past Due 90 Days or More (a)

	Amount					Percent of Total Outstandings
Dollars in millions	Sept. 30 2015	Jun. 30 2015	Mar. 31 2015	Dec. 31 2014	Sept. 30 2014	Sept. 30 2015	Jun. 30 2015	Mar. 31 2015	Dec. 31 2014	Sept. 30 2014
Commercial	$36	$35	$35	$37	$39	.04%	.04%	.04%	.04%	.04%
Commercial real estate		1			1		.00			.00
Residential real estate
Non government insured	27	19	26	23	24	.19	.13	.18	.16	.17
Government insured	558	585	634	719	785	3.85	4.03	4.38	4.99	5.47
Credit card	30	29	32	33	29	.65	.64	.72	.72	.65
Other consumer
Non government insured	15	13	17	16	13	.07	.06	.08	.07	.06
Government insured	224	232	244	277	287	1.03	1.06	1.11	1.22	1.25

Total	$890	$914	$988	$1,105	$1,178	.43	.45	.48	.54	.59

(a)	Excludes loans held for sale and purchased impaired loans.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 14

Business Segment Descriptions (Unaudited)

Retail Banking provides deposit, lending, brokerage, investment management and cash management services to consumer and small business customers within our primary geographic markets. Our customers are serviced through our branch network, ATMs, call centers, online banking and mobile channels. The branch network is located primarily in Pennsylvania, Ohio, New Jersey, Michigan, Illinois, Maryland, Indiana, North Carolina, Florida, Kentucky, Washington, D.C., Delaware, Virginia, Alabama, Missouri, Georgia, Wisconsin and South Carolina.

Corporate & Institutional Banking provides lending, treasury management, and capital markets-related products and services to mid-sized and large corporations, government and not-for-profit entities. Lending products include secured and unsecured loans, letters of credit and equipment leases. Treasury management services include cash and investment management, receivables management, disbursement services, funds transfer services, information reporting and global trade services. Capital markets-related products and services include foreign exchange, derivatives, securities, loan syndications, mergers and acquisitions advisory, equity capital markets advisory and related services. We also provide commercial loan servicing and real estate advisory and technology solutions for the commercial real estate finance industry. Products and services are generally provided within our primary geographic markets, with certain products and services offered nationally and internationally.

Asset Management Group includes personal wealth management for high net worth and ultra high net worth clients and institutional asset management. Wealth management products and services include investment and retirement planning, customized investment management, private banking, tailored credit solutions, and trust management and administration for individuals and their families. Hawthorn provides multi-generational family planning including wealth strategy, investment management, private banking, tax and estate planning guidance, performance reporting and personal administration services to ultra high net worth families. Institutional asset management provides investment management, custody administration and retirement administration services. The business also offers PNC proprietary mutual funds. Institutional clients include corporations, unions, municipalities, non-profits, foundations and endowments, primarily located in our geographic footprint.

Residential Mortgage Banking directly originates first lien residential mortgage loans on a nationwide basis with a significant presence within the retail banking footprint. Mortgage loans represent loans collateralized by one-to-four family residential real estate. These loans are typically underwritten to government agency and/or third-party standards, and either sold, servicing retained, or held on PNC’s balance sheet. Loan sales are primarily to secondary mortgage conduits of FNMA, FHLMC, Federal Home Loan Banks and third-party investors, or are securitized and issued under the GNMA program. The mortgage servicing operation performs all functions related to servicing mortgage loans, primarily those in first lien position, for various investors and for loans owned by PNC.

Non-Strategic Assets Portfolio includes a consumer portfolio of mainly residential mortgage and brokered home equity loans and lines of credit, and a small commercial/commercial real estate loan and lease portfolio. We obtained a significant portion of these non-strategic assets through acquisitions of other companies.

BlackRock, in which we hold an equity investment, is a leading publicly traded investment management firm providing a broad range of investment and risk management services to institutional and retail clients worldwide. Using a diverse platform of active and index investment strategies across asset classes, BlackRock develops investment outcomes and asset allocation solutions for clients. Product offerings include single- and multi-asset class portfolios investing in equities, fixed income, alternatives and money market instruments. BlackRock also offers an investment and risk management technology platform, risk analytics and advisory services and solutions to a broad base of institutional investors. We hold our equity investment in BlackRock as a key component of our diversified revenue strategy. BlackRock is a publicly traded company, and additional information regarding its business is available in its filings with the Securities and Exchange Commission (SEC). At September 30, 2015, our economic interest in BlackRock was 22%.

Table 26: Period End Employees

	September 30 2015	June 30 2015	March 31 2015	December 31 2014	September 30 2014
Full-time employees
Retail Banking	21,960	22,117	22,063	22,216	22,103
Other full-time employees (a)	27,639	27,659	27,696	27,529	27,528

Total full-time employees	49,599	49,776	49,759	49,745	49,631

Part-time employees
Retail Banking	2,985	3,112	3,150	3,274	3,410
Other part-time employees (a)	564	821	563	568	614

Total part-time employees	3,549	3,933	3,713	3,842	4,024

Total	53,148	53,709	53,472	53,587	53,655

(a)	Includes period end employees for all businesses other than Retail Banking and includes operations, technology and staff services employees other than staff directly employed by Retail Banking.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 15

Table 27: Summary of Business Segment Income and Revenue (Unaudited) (a) (b)

	Three months ended					Nine months ended
In millions	September 30 2015	June 30 2015	March 31 2015	December 31 2014	September 30 2014	September 30 2015	September 30 2014
Income (Loss)
Retail Banking	$251	$241	$202	$172	$173	$694	$556
Corporate & Institutional Banking	502	508	482	564	549	1,492	1,542
Asset Management Group	44	62	37	45	46	143	136
Residential Mortgage Banking	(4)	19	28	(9)	12	43	44
Non-Strategic Assets Portfolio	68	56	81	76	82	205	291
Other, including BlackRock (b) (c)	212	158	174	209	176	544	581

Net income	$1,073	$1,044	$1,004	$1,057	$1,038	$3,121	$3,150

Revenue
Retail Banking	$1,643	$1,635	$1,526	$1,520	$1,521	$4,804	$4,529
Corporate & Institutional Banking	1,363	1,363	1,284	1,444	1,386	4,010	4,032
Asset Management Group	278	314	281	281	277	873	826
Residential Mortgage Banking	166	206	207	182	185	579	618
Non-Strategic Assets Portfolio	106	109	121	140	152	336	447
Other, including BlackRock (b) (c)	219	239	312	380	320	770	976

Total revenue	$3,775	$3,866	$3,731	$3,947	$3,841	$11,372	$11,428

(a)	Our business information is presented based on our internal management reporting practices. We periodically refine our internal methodologies as management reporting practices are enhanced. Net interest income in business segment results reflects PNC’s internal funds transfer pricing methodology. Assets receive a funding charge and liabilities and capital receive a funding credit based on a transfer pricing methodology that incorporates product repricing characteristics, tenor and other factors. In the first quarter of 2015, enhancements were made to PNC’s funds transfer pricing methodology primarily for costs related to the new regulatory short-term liquidity standards. The enhancements incorporate an additional charge assigned to assets, including for unfunded loan commitments. Conversely, a higher transfer pricing credit has been assigned to those deposits that are accorded higher value under the regulatory rules for liquidity purposes. These adjustments apply to business segment results, primarily favorably impacting Retail Banking and adversely impacting Corporate & Institutional Banking, prospectively beginning with the first quarter of 2015. Prior periods have not been adjusted due to the impracticability of estimating the impact of the change for prior periods.
(b)	We consider BlackRock to be a separate reportable business segment but have combined its results with Other for this presentation. Our third quarter 2015 Form 10-Q will include additional information regarding BlackRock.
(c)	Includes earnings and gains or losses related to PNC’s equity interest in BlackRock and residual activities that do not meet the criteria for disclosure as a separate reportable business, such as gains or losses related to BlackRock transactions, integration costs, asset and liability management activities including net securities gains or losses, other-than-temporary impairment of investment securities and certain trading activities, exited businesses, private equity investments, intercompany eliminations, most corporate overhead, tax adjustments that are not allocated to business segments and differences between business segment performance reporting and financial statement reporting (GAAP), including the presentation of net income attributable to noncontrolling interests as the segments’ results exclude their portion of net income attributable to noncontrolling interests.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 16

Table 28: Retail Banking (Unaudited) (a)

	Three months ended					Nine months ended
Dollars in millions	September 30 2015	June 30 2015	March 31 2015	December 31 2014	September 30 2014	September 30 2015	September 30 2014
INCOME STATEMENT
Net interest income	$1,069	$1,045	$1,038	$986	$985	$3,152	$2,938
Noninterest income
Service charges on deposits	165	148	146	172	173	459	461
Brokerage	74	71	67	64	60	212	176
Consumer services	260	254	233	247	248	747	714
Other	75	117	42	51	55	234	240

Total noninterest income	574	590	488	534	536	1,652	1,591

Total revenue	1,643	1,635	1,526	1,520	1,521	4,804	4,529
Provision for credit losses	57	45	49	54	74	151	223
Noninterest expense	1,190	1,210	1,158	1,195	1,175	3,558	3,430

Pretax earnings	396	380	319	271	272	1,095	876
Income taxes	145	139	117	99	99	401	320

Earnings	$251	$241	$202	$172	$173	$694	$556

AVERAGE BALANCE SHEET
Loans
Consumer
Home equity	$27,508	$27,775	$28,152	$28,457	$28,684	$27,810	$28,985
Indirect auto	9,380	9,287	9,287	9,209	9,192	9,318	9,093
Indirect other	518	561	603	635	675	559	726
Education	6,197	6,387	6,626	6,895	7,100	6,402	7,314
Credit cards	4,537	4,447	4,444	4,475	4,401	4,476	4,327
Other	2,426	2,373	2,347	2,345	2,277	2,383	2,200

Total consumer	50,566	50,830	51,459	52,016	52,329	50,948	52,645
Commercial and commercial real estate	10,518	10,571	10,654	10,698	10,801	10,580	10,924
Floor plan	2,093	2,188	2,213	2,180	2,021	2,164	2,227
Residential mortgage	649	726	734	552	584	704	618

Total loans	63,826	64,315	65,060	65,446	65,735	64,396	66,414
Goodwill and other intangible assets	5,961	5,975	5,990	6,007	6,025	5,975	6,043
Other assets	3,129	3,079	2,967	2,946	2,922	3,059	2,807

Total assets	$72,916	$73,369	$74,017	$74,399	$74,682	$73,430	$75,264

Deposits
Noninterest-bearing demand	$24,018	$23,434	$22,591	$22,860	$22,392	$23,353	$21,890
Interest-bearing demand	35,918	36,454	35,650	34,298	33,900	36,009	33,889
Money market	56,163	55,026	53,105	51,204	50,204	54,775	49,945

Total transaction deposits	116,099	114,914	111,346	108,362	106,496	114,137	105,724
Savings	13,914	13,599	12,888	12,244	11,997	13,471	11,713
Certificates of deposit	16,234	16,749	17,318	17,959	18,720	16,763	19,314

Total deposits	146,247	145,262	141,552	138,565	137,213	144,371	136,751
Other liabilities	632	588	617	555	507	612	440

Total liabilities	$146,879	$145,850	$142,169	$139,120	$137,720	$144,983	$137,191

PERFORMANCE RATIOS
Return on average assets	1.37%	1.32%	1.11%	.92%	.92%	1.26%	.99%
Noninterest income to total revenue	35	36	32	35	35	34	35
Efficiency	72	74	76	79	77	74	76

(a)	See note (a) on page 15.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 17

Table 28: Retail Banking (Unaudited) (Continued)

	Three months ended					Nine months ended
Dollars in millions, except as noted	September 30 2015	June 30 2015	March 31 2015	December 31 2014	September 30 2014	September 30 2015	September 30 2014
OTHER INFORMATION (a)
Credit-related statistics:
Commercial nonperforming assets	$116	$126	$131	$139	$146
Consumer nonperforming assets	976	1,001	1,043	1,059	1,037

Total nonperforming assets	$1,092	$1,127	$1,174	$1,198	$1,183

Purchased impaired loans (b)	$516	$531	$553	$575	$600

Commercial lending net charge-offs (recoveries)	$(7)	$1	$1	$(2)	$2	$(5)	$33
Credit card lending net charge-offs	31	35	38	33	35	104	109
Consumer lending (excluding credit card) net charge-offs	42	50	60	73	56	152	212

Total net charge-offs	$66	$86	$99	$104	$93	$251	$354

Commercial lending annualized net charge-off ratio	(.23)%	.02%	.03%	(.06)%	.06%	(.06)%	.34%
Credit card lending annualized net charge-off ratio	2.77%	3.15%	3.47%	2.93%	3.16%	3.11%	3.37%
Consumer lending (excluding credit card) annualized net charge-off ratio	.36%	.43%	.51%	.60%	.46%	.43%	.58%

Total annualized net charge-off ratio	.41%	.53%	.62%	.63%	.56%	.52%	.71%

Home equity portfolio credit statistics: (c)
% of first lien positions at origination (d)	56%	55%	54%	54%	53%
Weighted-average loan-to-value ratios (LTVs) (d)(e)	74%	76%	76%	77%	78%
Weighted-average updated FICO scores (f)	751	751	748	748	747
Annualized net charge-off ratio	.16%	.34%	.42%	.52%	.35%	.31%	.55%
Delinquency data - % of total loans: (g)
Loans 30 - 59 days past due	.20%	.20%	.18%	.20%	.19%
Loans 60 - 89 days past due	.09%	.08%	.09%	.09%	.07%

Accruing loans past due	.29%	.28%	.27%	.29%	.26%

Nonperforming loans	3.09%	3.13%	3.12%	3.13%	3.04%

Other statistics:
ATMs	8,996	8,880	8,754	8,605	8,178
Branches (h)	2,645	2,644	2,660	2,697	2,691
Brokerage account client assets (billions) (i)	$42	$44	$44	$43	$43

Customer-related statistics (average):
Non-teller deposit transactions (j)	45%	42%	40%	38%	36%	43%	34%
Digital consumer customers (k)	53%	52%	50%	49%	47%	52%	45%

(a)	Presented as of period end, except for net charge-offs and annualized net charge-off ratios, which are for the three months and nine months ended, respectively, and customer-related statistics which are averages for the quarterly and year-to-date periods, respectively.
(b)	Recorded investment of purchased impaired loans related to acquisitions.
(c)	Lien position, LTV and FICO statistics are based upon customer balances.
(d)	Lien positions and LTV calculations reflect management assumptions where data limitations exist.
(e)	LTV statistics are based upon current information.
(f)	Represents FICO scores that are updated at least quarterly.
(g)	Data based upon recorded investment. Past due amounts exclude purchased impaired loans, even if contractually past due, as we are currently accreting interest income over the expected life of the loans.
(h)	Excludes satellite offices (e.g., drive-ups, electronic branches and retirement centers) that provide limited products and/or services.
(i)	Amounts include cash and money market balances.
(j)	Percentage of total consumer and business banking deposit transactions processed at an ATM or through our mobile banking application.
(k)	Represents consumer checking relationships that process the majority of their transactions through non-teller channels.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 18

Table 29: Corporate & Institutional Banking (Unaudited) (a)

	Three months ended					Nine months ended
Dollars in millions	September 30 2015	June 30 2015	March 31 2015	December 31 2014	September 30 2014	September 30 2015	September 30 2014
INCOME STATEMENT
Net interest income	$887	$871	$855	$956	$922	$2,613	$2,777
Noninterest income
Corporate service fees	356	341	310	369	346	1,007	926
Other	120	151	119	119	118	390	329

Noninterest income	476	492	429	488	464	1,397	1,255

Total revenue	1,363	1,363	1,284	1,444	1,386	4,010	4,032
Provision for credit losses (benefit)	46	20	17	21	(4)	83	86
Noninterest expense	533	547	514	544	528	1,594	1,520

Pretax earnings	784	796	753	879	862	2,333	2,426
Income taxes	282	288	271	315	313	841	884

Earnings	$502	$508	$482	$564	$549	$1,492	$1,542

AVERAGE BALANCE SHEET
Loans
Commercial	$85,452	$85,739	$84,712	$82,066	$79,083	$85,304	$77,550
Commercial real estate	22,965	22,545	22,090	21,720	21,492	22,536	20,927
Equipment lease financing	7,052	6,927	6,914	6,977	6,922	6,965	6,863

Total commercial lending	115,469	115,211	113,716	110,763	107,497	114,805	105,340
Consumer	694	875	1,352	1,442	1,203	971	1,116

Total loans	116,163	116,086	115,068	112,205	108,700	115,776	106,456
Goodwill and other intangible assets	3,870	3,845	3,835	3,867	3,806	3,850	3,812
Loans held for sale	826	990	1,106	1,103	1,092	973	973
Other assets	10,754	11,318	11,169	10,784	10,073	11,079	9,991

Total assets	$131,613	$132,239	$131,178	$127,959	$123,671	$131,678	$121,232

Deposits
Noninterest-bearing demand	$49,584	$47,916	$46,976	$46,769	$44,730	$48,168	$43,348
Money market	22,942	21,722	22,286	22,706	21,821	22,319	20,930
Other	10,578	9,396	9,340	8,883	7,839	9,776	7,646

Total deposits	83,104	79,034	78,602	78,358	74,390	80,263	71,924
Other liabilities	7,518	7,897	8,271	7,833	7,412	7,893	7,454

Total liabilities	$90,622	$86,931	$86,873	$86,191	$81,802	$88,156	$79,378

PERFORMANCE RATIOS
Return on average assets	1.51%	1.54%	1.49%	1.75%	1.76%	1.51%	1.70%
Noninterest income to total revenue	35	36	33	34	33	35	31
Efficiency	39	40	40	38	38	40	38

(a)	See note (a) on page 15.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 19

Table 29: Corporate & Institutional Banking (Unaudited) (Continued) (a)

	Three months ended					Nine months ended
Dollars in millions, except as noted	September 30 2015	June 30 2015	March 31 2015	December 31 2014	September 30 2014	September 30 2015	September 30 2014
COMMERCIAL LOAN SERVICING PORTFOLIO - SERVICED FOR PNC AND OTHERS (in billions)
Beginning of period	$436	$390	$377	$363	$353	$377	$347
Acquisitions/additions	29	67	29	35	25	125	64
Repayments/transfers	(24)	(21)	(16)	(21)	(15)	(61)	(48)

End of period	$441	$436	$390	$377	$363	$441	$363

OTHER INFORMATION
Consolidated revenue from: (b)
Treasury Management (c)	$346	$334	$319	$338	$326	$999	$950
Capital Markets (c)	$207	$205	$180	$230	$212	$592	$547
Commercial mortgage banking activities
Commercial mortgage loans held for sale (d)	$21	$47	$26	$42	$32	$94	$84
Commercial mortgage loan servicing income (e)	70	65	56	58	56	191	164
Commercial mortgage servicing rights valuation, net of economic hedge (f)	1	8	16	5	8	25	33

Total	$92	$120	$98	$105	$96	$310	$281
Average Loans (by C&IB business)
Corporate Banking	$57,685	$58,419	$58,227	$56,746	$54,678	$58,108	$53,530
Real Estate	31,356	30,574	29,918	29,163	28,111	30,621	27,260
Business Credit	14,678	14,610	14,217	13,849	13,481	14,503	13,074
Equipment Finance	10,990	10,936	10,941	10,805	10,582	10,956	10,362
Other	1,454	1,547	1,765	1,642	1,848	1,588	2,230

Total average loans	$116,163	$116,086	$115,068	$112,205	$108,700	$115,776	$106,456
Total loans (g)	$116,238	$115,708	$114,946	$113,935	$109,792
Net carrying amount of commercial mortgage servicing rights (g)	$505	$543	$494	$506	$532
Credit-related statistics:
Nonperforming assets (g)	$484	$463	$516	$557	$616
Purchased impaired loans (g) (h)	$153	$181	$221	$246	$316
Net charge-offs (recoveries)	$26	$(19)	$(1)	$(2)	$(7)	$6	$10

(a)	See note (a) on page 15.
(b)	Represents consolidated PNC amounts. Our third quarter 2015 Form 10-Q will include additional information regarding these items.
(c)	Includes amounts reported in net interest income, corporate service fees and other noninterest income.
(d)	Includes other noninterest income for valuations on commercial mortgage loans held for sale and related commitments, derivative valuations, origination fees, and gains on sale of loans held for sale and net interest income on loans held for sale.
(e)	Includes net interest income and noninterest income, primarily in corporate services fees, from loan servicing and ancillary services, net of changes in fair value on commercial mortgage servicing rights due to time and payoffs. Commercial mortgage servicing rights valuation, net of economic hedge is shown separately.
(f)	Includes amounts reported in corporate service fees.
(g)	Presented as of period end.
(h)	Recorded investment of purchased impaired loans related to acquisitions.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 20

Table 30: Asset Management Group (Unaudited) (a)

	Three months ended					Nine months ended
Dollars in millions, except as noted	September 30 2015	June 30 2015	March 31 2015	December 31 2014	September 30 2014	September 30 2015	September 30 2014
INCOME STATEMENT
Net interest income	$71	$71	$73	$74	$72	$215	$215
Noninterest income	207	243	208	207	205	658	611

Total revenue	278	314	281	281	277	873	826
Provision for credit losses (benefit)	(2)	1	12	(3)	(4)	11	2
Noninterest expense	211	215	210	211	209	636	610

Pretax earnings	69	98	59	73	72	226	214
Income taxes	25	36	22	28	26	83	78

Earnings	$44	$62	$37	$45	$46	$143	$136

AVERAGE BALANCE SHEET
Loans
Consumer	$5,630	$5,687	$5,650	$5,606	$5,497	$5,656	$5,407
Commercial and commercial real estate	865	943	932	954	970	901	997
Residential mortgage	939	893	865	854	822	899	794

Total loans	7,434	7,523	7,447	7,414	7,289	7,456	7,198
Goodwill and other intangible assets	222	230	238	247	255	230	264
Other assets	246	252	258	255	231	236	225

Total assets	$7,902	$8,005	$7,943	$7,916	$7,775	$7,922	$7,687

Deposits
Noninterest-bearing demand	$1,220	$1,343	$1,345	$1,436	$1,362	$1,207	$1,342
Interest-bearing demand	4,125	4,013	4,241	4,152	3,857	4,126	3,887
Money market	5,462	5,125	4,621	4,025	4,005	5,072	3,918

Total transaction deposits	10,807	10,481	10,207	9,613	9,224	10,405	9,147
CDs/IRAs/savings deposits	505	455	455	467	463	472	448

Total deposits	11,312	10,936	10,662	10,080	9,687	10,877	9,595
Other liabilities	42	43	47	53	51	43	51

Total liabilities	$11,354	$10,979	$10,709	$10,133	$9,738	$10,920	$9,646

PERFORMANCE RATIOS
Return on average assets	2.21%	3.11%	1.89%	2.26%	2.35%	2.41%	2.37%
Noninterest income to total revenue	74	77	74	74	74	75	74
Efficiency	76	68	75	75	75	73	74

OTHER INFORMATION
Total nonperforming assets (b)	$52	$56	$63	$66	$73
Purchased impaired loans (b) (c)	$75	$77	$82	$83	$89
Total net charge-offs	$3	$7	$4	$—	$—	$14	$3

CLIENT ASSETS UNDER ADMINISTRATION (in billions) (b) (d)
Personal	$110	$113	$115	$115	$113
Institutional	146	149	150	148	146

Total	$256	$262	$265	263	259

Asset Type
Equity	$142	$152	$151	$151	$147
Fixed income	73	73	74	72	72
Liquidity/Other	41	37	40	40	40

Total	$256	$262	$265	$263	$259

Discretionary client assets under management
Personal	$84	$86	$88	$87	$85
Institutional	48	48	48	48	47

Total	$132	$134	$136	135	132

Asset Type
Equity	$70	$75	$75	$75	$72
Fixed income	40	41	41	40	40
Liquidity/Other	22	18	20	20	20

Total	$132	$134	$136	$135	$132

Nondiscretionary client assets under administration
Personal	$26	$27	$27	$28	$28
Institutional	98	101	102	100	99

Total	$124	$128	$129	128	127

Asset Type
Equity	$72	$77	$76	$76	$75
Fixed income	33	32	33	32	32
Liquidity/Other	19	19	20	20	20

Total	$124	$128	$129	$128	$127

(a)	See note (a) on page 15.
(b)	As of period end.
(c)	Recorded investment of purchased impaired loans related to acquisitions.
(d)	Excludes brokerage account client assets.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 21

Table 31: Residential Mortgage Banking (Unaudited) (a)

	Three months ended					Nine months ended
Dollars in millions, except as noted	September 30 2015	June 30 2015	March 31 2015	December 31 2014	September 30 2014	September 30 2015	September 30 2014
INCOME STATEMENT
Net interest income	$31	$30	$30	$34	$38	$91	$115
Noninterest income
Loan servicing revenue
Servicing fees	49	46	48	54	53	143	170
Mortgage servicing rights valuation, net of economic hedge	12	33	25	1	11	70	11
Loan sales revenue	75	99	104	93	85	278	327
Other	(1)	(2)			(2)	(3)	(5)

Total noninterest income	135	176	177	148	147	488	503

Total revenue	166	206	207	182	185	579	618
Provision for credit losses (benefit)	2	(2)	2	(1)	(1)	2	(1)
Noninterest expense	171	178	161	196	168	510	550

Pretax earnings (loss)	(7)	30	44	(13)	18	67	69
Income taxes (benefit)	(3)	11	16	(4)	6	24	25

Earnings (loss)	$(4)	$19	$28	$(9)	$12	$43	$44

AVERAGE BALANCE SHEET
Portfolio loans	$1,080	$1,163	$1,282	$1,479	$1,506	$1,175	$1,759
Loans held for sale	1,225	1,107	1,147	1,090	1,186	1,160	1,130
Mortgage servicing rights (MSR)	1,108	948	843	948	1,002	967	1,036
Other assets	3,100	3,918	3,973	4,246	3,724	3,660	3,964

Total assets	$6,513	$7,136	$7,245	$7,763	$7,418	$6,962	$7,889

Deposits	$2,529	$2,497	$2,215	$2,302	$2,415	$2,415	$2,279
Borrowings and other liabilities	1,462	2,436	2,840	3,057	2,601	2,241	2,819

Total liabilities	$3,991	$4,933	$5,055	$5,359	$5,016	$4,656	$5,098

PERFORMANCE RATIOS
Return on average assets	(.24)%	1.07%	1.57%	(.46)%	.64%	.83%	.75%
Noninterest income to total revenue	81	85	86	81	79	84	81
Efficiency	103	86	78	108	91	88	89

RESIDENTIAL MORTGAGE SERVICING PORTFOLIO SERVICED FOR THIRD PARTIES (in billions)
Beginning of period	$115	$113	$108	$111	$111	$108	$114
Acquisitions	10	6	8		2	24	4
Additions	2	2	2	1	3	6	7
Repayments/transfers	(5)	(6)	(5)	(4)	(5)	(16)	(14)

End of period	$122	$115	$113	$108	$111	$122	$111

Servicing portfolio - third-party statistics: (b)
Fixed rate	94%	94%	94%	94%	94%
Adjustable rate/balloon	6%	6%	6%	6%	6%
Weighted-average interest rate	4.29%	4.35%	4.41%	4.47%	4.49%
MSR asset value (in billions)	$1.0	$1.0	$.8	$.8	$1.0
MSR capitalization value (in basis points)	79	88	74	78	88
Weighted-average servicing fee (in basis points)	27	27	27	27	27

RESIDENTIAL MORTGAGE REPURCHASE RESERVE
Beginning of period	$97	$106	$107	$108	$101	$107	$131
(Benefit) / Provision	2	1	1	4	13	4	(4)
Losses - loan repurchases	(4)	(10)	(2)	(5)	(6)	(16)	(19)

End of period	$95	$97	$106	$107	$108	$95	$108

OTHER INFORMATION
Loan origination volume (in billions)	$2.7	$2.9	$2.6	$2.4	$2.6	$8.2	$7.1
Loan sale margin percentage	2.80%	3.44%	4.09%	3.96%	3.80%	3.43%	4.57%
Percentage of originations represented by:
Purchase volume (c)	55%	50%	31%	42%	50%	46%	47%
Refinance volume	45%	50%	69%	58%	50%	54%	53%
Total nonperforming assets (b)	$88	$88	$105	$120	$135

(a)	See note (a) on page 15.
(b)	As of period end.
(c)	Mortgages with borrowers as part of residential real estate purchase transactions.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 22

Table 32: Non-Strategic Assets Portfolio (Unaudited) (a)

	Three months ended					Nine months ended
Dollars in millions	September 30 2015	June 30 2015	March 31 2015	December 31 2014	September 30 2014	September 30 2015	September 30 2014
INCOME STATEMENT
Net interest income	$90	$100	$112	$122	$146	$302	$425
Noninterest income	16	9	9	18	6	34	22

Total revenue	106	109	121	140	152	336	447
Provision for credit losses (benefit)	(25)	(5)	(31)	(20)	(8)	(61)	(99)
Noninterest expense	23	26	24	39	30	73	86

Pretax earnings	108	88	128	121	130	324	460
Income taxes	40	32	47	45	48	119	169

Earnings	$68	$56	$81	$76	$82	$205	$291

AVERAGE BALANCE SHEET
Commercial Lending:
Commercial/Commercial real estate	$102	$114	$125	$149	$164	$114	$190
Lease financing	632	629	625	645	689	628	686

Total commercial lending	734	743	750	794	853	742	876

Consumer Lending:
Home equity	2,706	2,854	3,021	3,154	3,328	2,859	3,477
Residential real estate	3,741	4,023	4,184	4,399	4,794	3,981	4,952

Total consumer lending	6,447	6,877	7,205	7,553	8,122	6,840	8,429

Total portfolio loans	7,181	7,620	7,955	8,347	8,975	7,582	9,305
Other assets (b)	(721)	(706)	(679)	(678)	(744)	(702)	(742)

Total assets	$6,460	$6,914	$7,276	$7,669	$8,231	$6,880	$8,563

Deposits and other liabilities	$218	$222	$224	$219	$223	$221	$227

Total liabilities	$218	$222	$224	$219	$223	$221	$227

PERFORMANCE RATIOS
Return on average assets	4.18%	3.25%	4.51%	3.93%	3.95%	3.98%	4.54%
Noninterest income to total revenue	15	8	7	13	4	10	5
Efficiency	22	24	20	28	20	22	19

OTHER INFORMATION
Nonperforming assets (c)	$571	$616	$669	$710	$731
Purchased impaired loans (c) (d)	$3,411	$3,663	$3,808	$3,943	$4,147
Net charge-offs (recoveries)	$(1)	$(7)	$—	$12	$(6)	$(8)	$35
Annualized net charge-off ratio	(.05)%	(.36)%	—%	.57%	(.27)%	(.14)%	.50%
LOANS (c)
Commercial Lending:
Commercial/Commercial real estate	$98	$108	$120	$130	$162
Lease financing	633	630	626	625	691

Total commercial lending	731	738	746	755	853

Consumer Lending:
Home equity	2,586	2,765	2,944	3,091	3,242
Residential real estate	3,625	3,941	4,139	4,290	4,665

Total consumer lending	6,211	6,706	7,083	7,381	7,907

Total loans	$6,942	$7,444	$7,829	$8,136	$8,760

(a)	See note (a) on page 15.
(b)	Other assets were negative in all periods presented due to the allowance for loan and lease losses.
(c)	As of period end.
(d)	Recorded investment of purchased impaired loans related to acquisitions.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 23

Glossary Of Terms

Accretable net interest (Accretable yield) - The excess of cash flows expected to be collected on a purchased impaired loan over the carrying value of the loan. The accretable net interest is recognized into interest income over the remaining life of the loan using the constant effective yield method.

Adjusted average total assets - Primarily comprised of total average quarterly (or annual) assets plus (less) unrealized losses (gains) on investment securities, less goodwill and certain other intangible assets (net of eligible deferred taxes).

Annualized - Adjusted to reflect a full year of activity.

Basel III common equity Tier 1 capital - Common stock plus related surplus, net of treasury stock, plus retained earnings, plus accumulated other comprehensive income for securities currently and previously held as available for sale, plus accumulated other comprehensive income for pension and other postretirement benefit plans, less goodwill, net of associated deferred tax liabilities, less other disallowed intangibles, net of deferred tax liabilities and plus/less other adjustments.

Basel III common equity Tier 1 capital ratio - Common equity Tier 1 capital divided by period-end risk-weighted assets (as applicable).

Basel III Tier 1 capital - Common equity Tier 1 capital, plus preferred stock, plus certain trust preferred capital securities, plus certain noncontrolling interests that are held by others and plus/less other adjustments.

Basel III Tier 1 capital ratio - Tier 1 capital divided by period-end risk-weighted assets (as applicable).

Basel III Total capital - Tier 1 capital plus qualifying subordinated debt, plus certain trust preferred securities, plus, under the Basel III transitional rules and the standardized approach, the allowance for loan and lease losses included in Tier 2 capital and other.

Basel III Total capital ratio - Total capital divided by period-end risk-weighted assets (as applicable).

Basis point - One hundredth of a percentage point.

Carrying value of purchased impaired loans - The net value on the balance sheet which represents the recorded investment less any valuation allowance.

Cash recoveries - Cash recoveries used in the context of purchased impaired loans represent cash payments for a single purchased impaired loan not included within a pool of loans from customers that exceeded the recorded investment of that loan.

Charge-off - Process of removing a loan or portion of a loan from our balance sheet because it is considered uncollectible. We also record a charge-off when a loan is transferred from portfolio holdings to held for sale by reducing the loan carrying amount to the fair value of the loan, if fair value is less than carrying amount.

Combined loan-to-value ratio (CLTV) - This is the aggregate principal balance(s) of the mortgages on a property divided by its appraised value or purchase price.

Common shareholders’ equity to total assets - Common shareholders’ equity divided by total assets. Common shareholders’ equity equals total shareholders’ equity less the liquidation value of preferred stock.

Core net interest income - Core net interest income is total net interest income less purchase accounting accretion.

Credit spread - The difference in yield between debt issues of similar maturity. The excess of yield attributable to credit spread is often used as a measure of relative creditworthiness, with a reduction in the credit spread reflecting an improvement in the borrower’s perceived creditworthiness.

Credit valuation adjustment (CVA) - Represents an adjustment to the fair value of our derivatives for our own and counterparties’ non-performance risk.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 24

Derivatives - Financial contracts whose value is derived from changes in publicly traded securities, interest rates, currency exchange rates or market indices. Derivatives cover a wide assortment of financial contracts, including but not limited to forward contracts, futures, options and swaps.

Discretionary client assets under management - Assets over which we have sole or shared investment authority for our customers/clients. We do not include these assets on our Consolidated Balance Sheet.

Duration of equity - An estimate of the rate sensitivity of our economic value of equity. A negative duration of equity is associated with asset sensitivity (i.e., positioned for rising interest rates), while a positive value implies liability sensitivity (i.e., positioned for declining interest rates). For example, if the duration of equity is -1.5 years, the economic value of equity increases by 1.5% for each 100 basis point increase in interest rates.

Earning assets - Assets that generate income, which include: federal funds sold; resale agreements; trading securities; interest-earning deposits with banks; loans held for sale; loans; investment securities; and certain other assets.

Effective duration - A measurement, expressed in years, that, when multiplied by a change in interest rates, would approximate the percentage change in value of on- and off- balance sheet positions.

Efficiency - Noninterest expense divided by total revenue.

Fair value - The price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Fee income - When referring to the components of Noninterest income, we use the term fee income to refer to the following categories within Noninterest income: Asset management; Consumer services; Corporate services; Residential mortgage; and Service charges on deposits.

FICO score - A credit bureau-based industry standard score created by Fair Isaac Co. which predicts the likelihood of borrower default. We use FICO scores both in underwriting and assessing credit risk in our consumer lending portfolio. Lower FICO scores indicate likely higher risk of default, while higher FICO scores indicate likely lower risk of default. FICO scores are updated on a periodic basis.

Funds transfer pricing - A management accounting methodology designed to recognize the net interest income effects of sources and uses of funds provided by the assets and liabilities of a business segment. Assets receive a funding charge and liabilities and capital receive a funding credit based on a transfer pricing methodology that incorporates product repricing characteristics, tenor and other factors.

Futures and forward contracts - Contracts in which the buyer agrees to purchase and the seller agrees to deliver a specific financial instrument at a predetermined price or yield. May be settled either in cash or by delivery of the underlying financial instrument.

GAAP - Accounting principles generally accepted in the United States of America.

Impaired loans - Loans are determined to be impaired when, based on current information and events, it is probable that all contractually required payments will not be collected. Impaired loans include commercial nonperforming loans and consumer and commercial TDRs, regardless of nonperforming status. Excluded from impaired loans are nonperforming leases, loans held for sale, loans accounted for under the fair value option, smaller balance homogenous type loans and purchased impaired loans.

Leverage ratio - Tier 1 capital divided by average quarterly adjusted total assets.

LIBOR - Acronym for London InterBank Offered Rate. LIBOR is the average interest rate charged when banks in the London wholesale money market (or interbank market) borrow unsecured funds from each other. LIBOR rates are used as a benchmark for interest rates on a global basis. PNC’s product set includes loans priced using LIBOR as a benchmark.

Loan-to-value ratio (LTV) - A calculation of a loan’s collateral coverage that is used both in underwriting and assessing credit risk in our lending portfolio. LTV is the sum total of loan obligations secured by collateral divided by the market value of that same collateral. Market values of the collateral are based on an independent valuation of the collateral. For example, a LTV of less than 90% is better secured and has less credit risk than a LTV of greater than or equal to 90%.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 25

Loss given default (LGD) - An estimate of loss, net of recovery based on collateral type, collateral value, loan exposure, and other factors. Each loan has its own LGD. The LGD risk rating measures the percentage of exposure of a specific credit obligation that we expect to lose if default occurs. LGD is net of recovery, through any means, including but not limited to the liquidation of collateral or deficiency judgments rendered from foreclosure or bankruptcy proceedings.

Net interest margin - Annualized taxable-equivalent net interest income divided by average earning assets.

Nonaccretable difference - Contractually required payments receivable on a purchased impaired loan in excess of the cash flows expected to be collected.

Nonaccrual loans - Loans for which we do not accrue interest income. Nonaccrual loans include nonperforming loans, in addition to loans accounted for under fair value option and loans accounted for as held for sale for which full collection of contractual principal and/or interest is not probable.

Nondiscretionary client assets under administration - Assets we hold for our customers/clients in a nondiscretionary, custodial capacity. We do not include these assets on our Consolidated Balance Sheet.

Nonperforming assets - Nonperforming assets include nonperforming loans and OREO and foreclosed assets, but exclude certain government insured or guaranteed loans for which we expect to collect substantially all principal and interest, loans held for sale, loans accounted for under the fair value option and purchased impaired loans. We do not accrue interest income on assets classified as nonperforming.

Nonperforming loans - Loans accounted for at amortized cost for which we do not accrue interest income. Nonperforming loans include loans to commercial, commercial real estate, equipment lease financing, home equity, residential real estate, credit card and other consumer customers as well as TDRs which have not returned to performing status. Nonperforming loans exclude certain government insured or guaranteed loans for which we expect to collect substantially all principal and interest, loans held for sale, loans accounted for under the fair value option and purchased impaired loans. Nonperforming loans exclude purchased impaired loans as we are currently accreting interest income over the expected life of the loans.

Notional amount - A number of currency units, shares, or other units specified in a derivative contract.

Operating leverage - The period to period dollar or percentage change in total revenue (GAAP basis) less the dollar or percentage change in noninterest expense. A positive variance indicates that revenue growth exceeded expense growth (i.e., positive operating leverage) while a negative variance implies expense growth exceeded revenue growth (i.e., negative operating leverage).

Options - Contracts that grant the purchaser, for a premium payment, the right, but not the obligation, to either purchase or sell the associated financial instrument at a set price during a specified period or at a specified date in the future.

Other real estate owned (OREO) and foreclosed assets - Assets taken in settlement of troubled loans primarily through deed-in-lieu of foreclosure or foreclosure. Foreclosed assets include real and personal property, equity interests in corporations, partnerships, and limited liability companies. Excludes certain assets that have a government-guarantee which are classified as other receivables.

Other-than-temporary impairment (OTTI) - When the fair value of a security is less than its amortized cost basis, an assessment is performed to determine whether the impairment is other-than-temporary. If we intend to sell the security or more likely than not will be required to sell the security before recovery of its amortized cost basis less any current-period credit loss, an other-than-temporary impairment is considered to have occurred. In such cases, an other-than-temporary impairment is recognized in earnings equal to the entire difference between the investment’s amortized cost basis and its fair value at the balance sheet date. Further, if we do not expect to recover the entire amortized cost of the security, an other-than-temporary impairment is considered to have occurred. However for debt securities, if we do not intend to sell the security and it is not more likely than not that we will be required to sell the security before its recovery, the other-than-temporary loss is separated into (a) the amount representing the credit loss, and (b) the amount related to all other factors. The other-than-temporary impairment related to credit losses is recognized in earnings while the amount related to all other factors is recognized in other comprehensive income, net of tax.

Parent company liquidity coverage - Liquid assets divided by funding obligations within a two year period.

Pretax earnings - Income before income taxes and noncontrolling interests.

Pretax, pre-provision earnings - Total revenue less noninterest expense.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 26

Primary client relationship - A corporate banking client relationship with annual revenue generation of $10,000 to $50,000 or more, and for Asset Management Group, a client relationship with annual revenue generation of $10,000 or more.

Probability of default (PD) - An internal risk rating that indicates the likelihood that a credit obligor will enter into default status.

Purchase accounting accretion - Accretion of the discounts and premiums on acquired assets and liabilities. The purchase accounting accretion is recognized in net interest income over the weighted-average life of the financial instruments using the constant effective yield method. Accretion for a single purchased impaired loan not included within a pool of loans includes any cash recoveries on that loan received in excess of the recorded investment.

Purchased impaired loans - Acquired loans (or pools of loans) determined to be credit impaired under FASB ASC 310-30 (AICPA SOP 03-3). Loans (or pools of loans) are determined to be impaired if there is evidence of credit deterioration since origination and for which it is probable that all contractually required payments will not be collected.

Recorded investment (purchased impaired loans) - The initial investment of a purchased impaired loan plus interest accretion and less any cash payments and writedowns to date. The recorded investment excludes any valuation allowance which is included in our allowance for loan and lease losses.

Recovery - Cash proceeds received on a loan that we had previously charged off. We credit the amount received to the allowance for loan and lease losses.

Residential development loans - Project-specific loans to commercial customers for the construction or development of residential real estate including land, single family homes, condominiums and other residential properties.

Return on average assets - Annualized net income divided by average assets.

Return on average capital - Annualized net income divided by average capital.

Return on average common shareholders’ equity - Annualized net income attributable to common shareholders divided by average common shareholders’ equity.

Risk-weighted assets - Computed by the assignment of specific risk-weights (as defined by the Board of Governors of the Federal Reserve System) to assets and off-balance sheet instruments.

Securitization - The process of legally transforming financial assets into securities.

Servicing rights - An intangible asset or liability created by an obligation to service assets for others. Typical servicing rights include the right to receive a fee for collecting and forwarding payments on loans and related taxes and insurance premiums held in escrow.

Taxable-equivalent interest - The interest income earned on certain assets is completely or partially exempt from Federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all interest-earning assets, we use interest income on a taxable-equivalent basis in calculating average yields and net interest margins by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on other taxable investments. This adjustment is not permitted under GAAP on the Consolidated Income Statement.

Total equity - Total shareholders’ equity plus noncontrolling interests.

Transaction deposits - The sum of interest-bearing money market deposits, interest-bearing demand deposits, and noninterest-bearing deposits.

Transitional Basel III common equity – Common equity calculated under Basel III using phased in definitions and deductions applicable to PNC during the applicable presentation period.

Troubled debt restructuring (TDR) - A loan whose terms have been restructured in a manner that grants a concession to a borrower experiencing financial difficulties.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 27

Watchlist - A list of criticized loans, credit exposure or other assets compiled for internal monitoring purposes. We define criticized exposure for this purpose as exposure with an internal risk rating of other assets especially mentioned, substandard, doubtful or loss.

Yield curve - A graph showing the relationship between the yields on financial instruments or market indices of the same credit quality with different maturities. For example, a “normal” or “positive” yield curve exists when long-term bonds have higher yields than short-term bonds. A “flat” yield curve exists when yields are the same for short-term and long-term bonds. A “steep” yield curve exists when yields on long-term bonds are significantly higher than on short-term bonds. An “inverted” or “negative” yield curve exists when short-term bonds have higher yields than long-term bonds.